UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

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Jefferson Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

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JEFFERSON BANCSHARES, INC.
120 Evans Avenue
Morristown, Tennessee 37814
(423) 586-8421

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	2:00 p.m. on Thursday, October 31, 2013

PLACE	Independence Room Jefferson Federal Bank 120 Evans Avenue Morristown, Tennessee

ITEMS OF BUSINESS	(1)	The election of two directors to serve for a term of three years;

	(2)	The ratification of the appointment of Craine, Thompson & Jones, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014;

	(3)	An advisory vote on the compensation of our named executive officers as disclosed in the accompanying proxy statement;

	(4)	An advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

	(5)	The voting on a shareholder proposal, if properly presented at the meeting; and

	(6)	Such other business that may properly come before the meeting. Note: The Board of Directors is not aware of any other business to come before the meeting.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on September 6, 2013.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jane P. Hutton
Jane P. Hutton
Chief Financial Officer, Treasurer and Corporate Secretary

Morristown, Tennessee
October 4, 2013

JEFFERSON BANCSHARES, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Jefferson Bancshares, Inc. (“Jefferson Bancshares” or the “Company”) for the 2013 annual meeting of shareholders and for any adjournment or postponement of the meeting.  Jefferson Bancshares is the holding company for Jefferson Federal Bank (“Jefferson Federal” or the “Bank”).

We are holding the 2013 annual meeting in the Independence Room of Jefferson Federal at 120 Evans Avenue, Morristown, Tennessee on October 31, 2013, at 2:00 p.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to shareholders of record beginning on or about October 4, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 31, 2013

This proxy statement and the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, as filed with the U.S. Securities and Exchange Commission, are available electronically at https://materials.proxyvote.com/472375.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Jefferson Bancshares common stock that you owned as of September 6, 2013.  As of the close of business on September 6, 2013, a total of 6,597,739 shares of Jefferson Bancshares common stock were outstanding and entitled to vote.

The Company’s Charter provides that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to the shares held in excess of the 10% limit.  With respect to shares held by a broker, bank or other nominee, the Company generally will look beyond the holder of the shares to the person or entity for whom the shares are held when applying the voting limitation.  However, where the ultimate owner of the shares has granted voting authority to the broker, bank or other nominee that holds the shares, the Company will apply the 10% voting limitation to the broker, bank or nominee.

Ownership of Shares; Attending the Meeting

You may own shares of Jefferson Bancshares in one or more of the following ways:

●	Directly in your name as the shareholder of record; or

●	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.  Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.  If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Jefferson Bancshares common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, shareholders will elect two directors to each serve for a three-year term.  In voting on the election of directors, you may vote in favor of the nominees, withhold votes to all nominees, or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Craine, Thompson & Jones, P.C.  as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To ratify the selection of Craine, Thompson & Jones, P.C.  as our independent registered public accounting firm for fiscal 2014, the affirmative vote of a majority of the votes cast at the annual meeting is required.

In voting on the advisory resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast at the annual meeting.

In voting on the advisory resolution regarding the frequency of the shareholder vote to approve the compensation of the named executive officers, you may vote for a frequency of one year, two years, or three years or abstain from voting. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency that has been selected by shareholders.

In voting on the shareholder proposal included in this proxy statement, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To be approved, the shareholder proposal requires the affirmative vote of a majority of the votes cast at the annual meeting.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Applicable stock exchange rules determine whether proposals presented at shareholder meetings are routine or non-routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner.  If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner.  The election of directors, the two advisory proposals regarding the compensation of the Company’s named executive officers and the item for consideration in the shareholder proposal are all considered non-routine proposals, and the proposal to ratify the appointment of Craine, Thompson & Jones, P.C. as the Company’s independent registered public accounting firm is considered a routine proposal.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld will have no effect on the outcome of the election.  In counting votes on the ratification of the appointment of the independent registered public accounting firm, the two advisory proposals regarding the compensation of the Company’s named executive officers and the shareholder proposal, abstentions and broker non-votes will have no effect on the outcome of the proposal.

Voting by Proxy

The Board of Directors of Jefferson Bancshares is sending you this proxy statement for the purpose of requesting that you allow your shares of Jefferson Bancshares common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Jefferson Bancshares common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends a vote:

•	“FOR” each of the two nominees for election as director;

•	“FOR” the ratification of the appointment of Craine, Thompson & Jones, P.C. as the Company’s independent registered public accounting firm;

•	“FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•	To hold the advisory vote to approve the compensation of the Company’s named executive officers every “ONE YEAR”; and

•	“AGAINST” the shareholder proposal set forth below.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies.  If the annual meeting is postponed or adjourned, your Jefferson Bancshares common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy.  The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Instead of voting by mailing a proxy card, registered shareholders can vote their shares of Company common stock via the Internet or by telephone.  The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to provide their voting instructions and confirm that their instructions have been recorded properly.  Specific instructions for Internet and telephone voting are set forth on the enclosed proxy card.  The deadline for voting via the Internet or by telephone is 11:59 p.m., Eastern time, on Wednesday, October 30, 2013.

Participants in Jefferson Federal’s ESOP and 401(k) Plan

If you participate in the Jefferson Federal Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Jefferson Federal Bank Employees’ Savings & Profit Sharing Plan and Trust (the “401(k) Plan”), you will receive voting instruction cards for both plans that reflect all shares you may vote under the plans.  You may submit your voting instruction cards, or convey your voting instructions via the Internet or by telephone.   Specific instructions for Internet or telephone submission are set forth on the ESOP and 401(k) Plan voting instruction cards.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to how to vote the shares in the Jefferson Bancshares, Inc. Stock Fund credited to his or her account.  The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions.  The deadline for submitting your voting instructions is 11:59 p.m., Eastern time, on Thursday, October 24, 2013.

CORPORATE GOVERNANCE

Director Independence

The Company’s Board of Directors consists of five members, all of whom are independent under the current listing requirements of the Nasdaq Stock Market, except for Anderson L. Smith, who is not independent because he serves as the President and Chief Executive Officer of Jefferson Bancshares and Jefferson Federal.  In determining the independence of its directors, the Board considered transactions, relationships and arrangements between Jefferson Bancshares, Jefferson Federal and their directors that were not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons,” including legal services provided to Jefferson Federal by the law firm of which Director Reams is a partner.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight.  Moreover, the separation of the offices of Chairman of the Board and President and Chief Executive Officer allows the President and Chief Executive Officer to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, H. Scott Reams serves as Chairman of the Company’s Board of Directors.  Mr. Reams is independent under the listing requirements of Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  The Company faces a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk management oversight role, the Board of Directors has the responsibility of ensuring that the risk management processes designed and implemented by management are adequate and functioning as designed.  Toward this end, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company.  Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Committees of the Board of Directors

The following table identifies our standing committees and their members as of June 30, 2013.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market.

Director	Audit/ Compliance Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Dr. Terry M. Brimer	X	X *	X
Dr. Jack E. Campbell	X *	X	X
William T. Hale	X	X	X *
H. Scott Reams		X	X
Anderson L. Smith
Number of Meetings in 2013	5	7	1

*Chairman

Audit/Compliance Committee.  The Board of Directors has a separately-designated standing Audit/Compliance Committee (the “Audit Committee”) established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee meets periodically with independent auditors and management to review accounting, auditing, internal control structure and financial reporting matters.  The Board of Directors has determined that the Audit Committee does not have a member who is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission.  While the Board recognizes that no individual Board member meets the qualifications required of an “audit committee financial expert,” the Board believes that the appointment of a new director to the Board of Directors and to the Audit Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit Committee, including such members’ ability to read and understand fundamental financial statements, is cumulatively sufficient to adequately discharge the Audit Committee’s responsibilities.  The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to the Company’s proxy statement filed with the Securities and Exchange Commission on September 21, 2012.

Compensation Committee.  The Compensation Committee approves the compensation objectives for the Company and Jefferson Federal and establishes the compensation for the President and Chief Executive Officer and other executives, including base salary, annual incentive, long-term incentives, benefits and other perquisites.  In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise an executive’s total compensation package.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  The Compensation Committee does not have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.  However, the Compensation Committee utilizes the Tennessee Bankers Association Salary and Benefits Survey as well as other surveys prepared by trade groups and independent benefits consultants to evaluate the competitiveness of the Company’s compensation practices.  The Compensation Committee acts under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement.

        Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee is responsible for the annual selection of the Board of Directors’ nominees for election as directors and for developing and implementing policies and practices relating to corporate governance, including implementing and monitoring adherence to Jefferson Bancshares’ corporate governance policy.  The Nominating/Corporate Governance Committee acts under a written charter adopted by the Board of Directors, a copy of which is included as Appendix B to this proxy statement.

Nominating/Corporate Governance Committee Procedures

Minimum Qualifications. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees:  financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; independence; and experience, skills and contributions that the existing director brings to the Board.

Director Nomination Process.  The process that the Nominating/Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by Jefferson Federal.  The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.  In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Shareholders.  It is the policy of the Nominating/ Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders.  To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings

The Company and Jefferson Federal conduct business through meetings and activities of their Boards of Directors and their committees.  During the fiscal year ended June 30, 2013, the Board of Directors of the Company held 31 meetings.  No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which he served during the year ended June 30, 2013.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.  Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm (the “independent accountants”) are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The Audit/Compliance Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit/Compliance Committee has met and held discussions with management, the internal auditors and the independent accountants.  Management represented to the Audit/Compliance Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit/Compliance Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Audit/Compliance Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AV Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit/Compliance Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountants the independent accountants’ independence from the Company and its management.  In concluding that the auditors are independent, the Audit/Compliance Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit/Compliance Committee discussed with the Company’s independent accountants the overall scope and plans for their audit.  The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management and the internal accountants present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit/Compliance Committee acts only in an oversight capacity.  In its oversight role, the Audit/Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent accountants who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit/Compliance Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit/Compliance Committee’s considerations and discussions with management and the independent accountants do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent accountants are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit/Compliance Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 for filing with the Securities and Exchange Commission.  The Audit/Compliance Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent accountants.

Audit/Compliance Committee the Board of Directors of Jefferson Bancshares, Inc.

Dr. Jack E. Campbell, Chairman
Dr. Terry M. Brimer
William T. Hale

DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2013 fiscal year.  No tax-qualified or retirement-qualified compensation was provided to directors in fiscal 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Total ($)
Dr. Terry M. Brimer	$18,400	$—	$—	$18,400
Dr. Jack E. Campbell	20,500	—	—	20,500
William T. Hale	18,300	—	—	18,300
H. Scott Reams	20,100	—	—	20,100

(1)   Includes fees earned for service with Jefferson Bancshares and Jefferson Federal.

Cash Retainers and Meeting Fees for Non-Employee Directors

The following table sets forth the applicable retainers and fees that were paid to our directors for their service on our Board of Directors during fiscal 2013.

Quarterly retainer	$1,000
Fee for attendance at regular Board meetings	800
Fee for attendance at special Board meetings	200
Fee for attendance at committee meetings	100

STOCK OWNERSHIP

The following table provides information as of September 17, 2013 about the persons, other than directors and executive officers, known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to beneficially own shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding(1)

Jefferson Federal Bank	627,171		9.51%
Employee Stock Ownership Plan
120 Evans Avenue
Morristown, Tennessee 37814

Stilwell Value Partners I, L.P.	435,153	(2)	6.60%
Stilwell Activist Fund, L.P.
Stilwell Activist Investments, L.P.
Stilwell Associates, L.P.
Stilwell Value LLC
Stilwell Associates Insurance Fund of The S.A.L.I.
Multi-Series Fund L.P.
Stilwell Advisers LLC
Joseph Stilwell
111 Broadway, 12th Floor
New York, New York 10006

(1)	Based on 6,597,739 shares of the Company’s common stock outstanding and entitled to vote as of September 6, 2013.
(2)
Based upon information in a Schedule 13D/A jointly filed on September 17, 2013 with the SEC by Stilwell Value Partners I, L.P., a Delaware limited partnership (“Stilwell Value Partners I”); Stilwell Activist Fund, L.P., a Delaware limited partnership (“Stilwell Activist Fund”); Stilwell Activist Investments, L.P., a Delaware limited partnership (“Stilwell Activist Investments”); Stilwell Associates, L.P., a Delaware limited partnership (“Stilwell Associates”); Stilwell Associates Insurance Fund of The S.A.L.I. Multi-Series Fund L.P., a Delaware limited partnership; Stilwell Value LLC, a Delaware limited liability company (“Stilwell Value LLC”), and the general partner of Stilwell Value Partners I, Stilwell Activist Fund, Stilwell Activist Investments and Stilwell Associates; and Joseph Stilwell, the managing member of and owner of more than 99% of the equity in Stilwell Value LLC.

The following table provides information as of September 17, 2013 about the shares of Jefferson Bancshares common stock that may be considered to be beneficially owned by each director, nominee for director, named executive officer listed in the Summary Compensation Table and all directors and executive officers of the Company as a group.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting and sole investment power with respect to the number of shares shown.

Name	Number of Shares Owned(1)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding(2)
John W. Beard, Jr.	2,440	(3)	2,000	*
Dr. Terry M. Brimer	109,909	(4)	26,203	2.05%
Dr. Jack E. Campbell	73,188		26,203	1.50
William T. Hale	57,711		26,203	1.27
Gary L. Keys	738		2,000	*
H. Scott Reams	115,627	(5)	26,203	2.14
Anderson L. Smith	81,323	(6)	69,875	2.27
All directors and executive officers as a group (13 persons)	584,739		257,296	12.28

*     Does not exceed 1.0% of the Company’s voting securities.
(1)
Includes 833, 738 and 25,578 shares allocated to the accounts of Mr. Beard, Mr. Keys and Mr. Smith, respectively, under the ESOP with respect to which Mr. Beard, Mr. Keys and Mr. Smith have voting but not investment power.

(2)
Based on 6,597,739 shares of Company common stock outstanding and entitled to vote as of the close of business on September 6, 2013, plus the number of shares that may be acquired by each individual (or group of individuals) by exercising options.

(3)	Includes 1,607 shares held by 401(k) plan.
(4)	Includes 36,500 shares held by Mr. Brimer’s wife.
(5)	Includes 2,050 shares held by Mr. Reams’ wife, 12,500 shares held by 401(k) plan and 1,500 shares held by IRA.
(6)	Includes 4,903 shares held by 401(k) plan and 15,000 shares held by IRA.

ITEMS TO BE VOTED UPON BY SHAREHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors currently consists of five members.  The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.  The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Dr. Terry M. Brimer and H. Scott Reams.  Dr. Brimer and Mr. Reams are currently directors of Jefferson Bancshares and Jefferson Federal.

Unless you indicate on the proxy card that your shares should not be voted for its nominee, the Board of Directors intends that the proxies solicited by it will be voted for the election of the Board’s nominee.  If either nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute nominee proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why either nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Dr. Brimer and Mr. Reams.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his current occupation for the last five years.  The age indicated for each individual is as of June 30, 2013.  The indicated period of service as a director includes the period of service as a director of Jefferson Federal.

Nominees for Election as Director

Dr. Terry M. Brimer is the President and majority owner of Doctor’s Hospital Pharmacy, Inc., Morristown, Tennessee.  Age 65.  Director since 1977.

Dr. Brimer’s substantial small company management experience, specifically within the region in which the Bank conducts its business, provides the Board of Directors with valuable insight regarding the local business and consumer environment.  In addition, Dr. Brimer offers the Board significant business experience from a setting outside of the financial services industry.

H. Scott Reams is Chairman of the Board of Directors of Jefferson Bancshares and Jefferson Federal Bank.  He is also a Partner in the law firm of Taylor, Reams, Tilson and Harrison of Morristown, Tennessee.  Age 64.  Director since 1982.

As a practicing attorney, Mr. Reams effectively provides the Board of Directors with the legal knowledge necessary to assess issues facing a public company.

Directors Continuing in Office

The following director has a term ending in 2014:

William T. Hale was employed by PFG-Hale, Inc., a wholesale food distributor, until his retirement in July 2013.  Age 61.  Director since 2000.

Mr. Hale’s substantial small company management experience, specifically within the region in which the Bank conducts its business, provides the Board of Directors with valuable insight regarding the local business and consumer environment.  In addition, Mr. Hale offers the Board significant business experience from a setting outside of the financial services industry.

The following directors have terms ending in 2015:

Anderson L. Smith has served as the President and Chief Executive Officer of Jefferson Federal and Jefferson Bancshares since January 2002 and March 2003, respectively.  Prior to joining Jefferson Federal, Mr. Smith was President, Consumer Financial Services - East Tennessee Metro, First Tennessee Bank, National Association.  Age 65.  Director since 2002.

Mr. Smith’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operations of the Company and Bank.  In addition, Mr. Smith’s knowledge of all aspects of the Company’s and Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as President and Chief Executive Officer of the Company.

Dr. Jack E. Campbell  has served part-time as the President Emeritus of Walters State Community College, Morristown, Tennessee since July 1, 2005.  He previously served as the President of Walters State Community College since 1974.  Age 74.  Director since 1979.

Dr. Campbell’s strong ties to the community, through his involvement with Walters State Community College, provides the Board of Directors with valuable insight regarding the local community as well as opportunities for the Company and the Bank to continue to serve the local community.

Item 2 — Ratification of the Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed Craine, Thompson & Jones, P.C. to be the Company’s independent registered public accounting firm for the 2014 fiscal year, subject to ratification by shareholders.  A representative of Craine, Thompson & Jones, P.C. is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by shareholders at the annual meeting, the Audit/Compliance Committee will consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Craine, Thompson & Jones, P.C. as the Company’s independent registered public accounting firm.

Audit Fees.  The following table sets forth the fees billed to the Company for the fiscal years ending June 30, 2013 and 2012 by Craine, Thompson & Jones, P.C.:

	2013	2012
Audit fees (1)	$111,420	$110,572
Audit related fees	—	—
Tax fees (2)	15,090	20,525
All other fees (3)	250	825

(1)
Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

(2)	Consists of tax filing and tax related compliance and other advisory services.
(3)	Includes fees for assistance with securities filings other than periodic reports and Section 404 of the Sarbanes-Oxley Act certification services.

Policy on Audit/Compliance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.  The Audit/Compliance Committee is responsible for appointing and reviewing the work of the independent registered public accounting firm and setting the independent registered public accounting firm’s compensation.  In accordance with its charter, the Audit/Compliance Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  This approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.  During the year ended June 30, 2013, all services were approved in advance by the Audit/Compliance Committee in compliance with these procedures.

Item 3 — Advisory Vote on Executive Compensation

As required by federal securities laws, the Board of Directors is providing the Company’s shareholders with an opportunity to provide an advisory vote on the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative discussion contained in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through a vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion contained in the 2013 proxy statement, is hereby approved.”

This advisory vote on the compensation of our named executive officers is not binding on us, our Board of Directors or the Compensation Committee. However, our Board of Directors and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that shareholders vote “FOR” the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion contained in this proxy statement.

Item 4 — Advisory Vote on the Frequency of the Shareholder Vote to Approve Executive Compensation

As required by federal securities laws, the Board of Directors is providing the Company’s shareholders with an opportunity to provide an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers. We are asking shareholders whether the advisory vote should occur every year, every two years or every three years.

The Board of Directors has considered the frequency of the advisory vote on the compensation of the Company’s named executive officers that it should recommend. After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of the Company’s named executive officers to shareholders, the Board recommends submitting the advisory vote on the compensation of the Company’s named executive officers to shareholders annually.

The Board of Directors believes an annual advisory vote on the compensation of the Company’s named executive officers will allow the Board to obtain information on shareholders’ views of the compensation of the Company’s named executive officers on a more consistent basis. In addition, the Board believes an annual advisory vote on the compensation of the Company’s named executive officers will provide the Board of Directors and the Compensation Committee with frequent input from shareholders on the Company’s compensation programs for its named executive officers. Finally, the Board believes an annual advisory vote on the compensation of the Company’s named executive officers aligns more closely with the Company’s objective to engage in regular dialogue with its shareholders on corporate governance matters, including the Company’s executive compensation philosophy, policies and programs.

This advisory vote on the frequency of the vote on the compensation of our named executive officers is not binding on us, our Board of Directors or the Compensation Committee.  Our Board of Directors and Compensation Committee may determine that it is in the best interests of the Company and its shareholders to hold such advisory vote more or less frequently than the option selected by shareholders.

The Board of Directors recommends that shareholders vote to hold the advisory vote on the compensation of the Company’s named executive officers every “ONE YEAR.”

Item 5 — Shareholder Proposal

In accordance with the rules of the Securities and Exchange Commission, set forth below is a shareholder proposal, along with the supporting statement of the shareholder proponent.  The shareholder proposal is required to be voted upon at the annual meeting only if properly presented at the annual meeting.  The shareholder proposal and the supporting statement are included exactly as submitted by the proponent.  The Company takes no responsibility for the content of the proposal or the supporting statement.

Joseph Stilwell, on behalf of himself and Stilwell Value Partners I, L.P., Stilwell Activist Fund, L.P., Stilwell Associates, L.P., and Stilwell Value LLC, 111 Broadway, 12th floor, New York, NY 10006 collectively, the “Stilwell Group”), owner of 435,153 shares of the Company’s common stock, has advised the Company that he intends to present the following proposal and related supporting statement at the annual meeting.

The Board of Directors unanimously recommends a vote “AGAINST” the proposal submitted by the Stilwell Group.

Proposed Resolution of the Stilwell Group

RESOLVED: The shareholders request the Board of Directors retain an independent investment banker or firm to assist in deciding the best way to maximize or enhance shareholder value through actions outside the ordinary course of business, including (but not limited to) a sale or merger of Jefferson Bancshares, Inc.

Supporting Statement of the Stilwell Group

We recommend voting for the resolution asking the Board of Directors to retain the services of an independent investment banker or firm to evaluate and consider extraordinary alternatives, specifically those that may not have been previously considered by management, such as the sale or merger of Jefferson Bancshares, Inc., to arrive at the best way to maximize shareholder value.

We urge all shareholders to vote for this proposal.

Board of Directors’ Statement in Opposition to Proposed Resolution of the Stilwell Group

The Board of Directors recommends that shareholders vote “AGAINST” the shareholder proposal.

Adverse economic conditions that began in 2008 had a severe impact on financial institutions across the country and in our market areas in particular, including on Jefferson Federal.  Our profitability suffered due to heighted provisions for loan losses and other expenses relating to non-performing assets.  We have worked diligently to reduce our problem assets and have managed our balance sheet to maintain our capital ratios at levels that qualify us as “well-capitalized.”  We have returned to profitability and in the year ended June 30, 2013, our stock price increased 130% from $2.46 to $5.65.  We have strengthened our lending capabilities through the addition of experienced bankers and have positioned Jefferson Federal to compete for quality loans as the economy improves.

The Board of Directors is committed to maximizing value for all shareholders.  In the exercise of its fiduciary duties to shareholders, the Board of Directors considers the sale of the Company to be among the range of potential alternatives for maximizing long-term shareholder value.  While the Board of Directors is focused on strengthening the Company and positioning it for future growth, good faith offers to merge with another corporation would be given careful consideration by the Board of Directors.

The Company currently maintains a relationship with a nationally recognized investment banking firm with expertise in serving financial institutions.  The Board of Directors believes that it is appropriately advised on, and capable of reaching decisions with respect to, strategic initiatives that are in the best interests of all shareholders.

The Board of Directors believes that adoption of this proposal is unnecessary because the Board of Directors is already focused on maximizing shareholder value and has an existing relationship with an investment banking firm.  Moreover, approval of this proposal could have a negative effect on the Company by causing uncertainty regarding the Company’s future that would adversely affect relationships with employees and customers.  Approval of this proposal could also adversely affect the value of a transaction by creating the impression in the minds of potential purchasers that the Company is under pressure to sell and that the Board of Directors would accept a lower price as a result.

For the reasons set forth above, the Board of Directors believes that this shareholder proposal is not in the best interests of the shareholders and unanimously recommends a vote “AGAINST” this shareholder proposal.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following information is furnished for the principal executive officer and the next two most highly compensated executive officers of the Company whose total compensation for the year ended June 30, 2013 exceeded $100,000.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)(2)	Total ($)
Anderson L. Smith	2013	$229,200	$		$		$		$26,113	$255,312
President and	2012	231,000		—		—		—	30,836	261,806
Chief Executive Officer	2011	231,700		—		—		—	27,525	259,225
John W. Beard, Jr.	2013	5,000		—		—		12,600	2,250	189,850
Executive Vice President	2012	23,558		—		—		—	—	23,558
and Chief Credit Officer	2011	—		—		—		—	—	—
Gary L. Keys	2013	155,000		—		—		12,600	1,993	169,593
Executive Vice President	2012	20,865		—		—		—	—	20,865
and Manager, Special Assets	2011	—		—		—		—	—	—

(1)   For Mr. Smith, includes $19,200 in Board fees for 2013.
(2)	Details of the amounts reported in the “All Other Compensation” column for fiscal 2013 are provided in the table below:

	Mr. Smith		Mr. Beard		Mr. Keys
Market value of ESOP contributions	$5,318		$2,250		$1,993
Taxable fringe benefits	3,600		—		—
Perquisites	12,000	(a)	—	(b)	—	(b)
BOLI	5,195		—		—

(a)   Consisted of an automobile allowance.
(b)   Did not exceed $10,000.

Employment Agreements

The Company and Jefferson Federal maintain an employment agreement with Anderson L. Smith.   The initial term of the employment agreement was for three years beginning on June 25, 2003.  The employment agreement provides the Boards of Directors of the Company and Jefferson Federal with the authority to extend the term of the agreement for an additional year on each anniversary date of the initial agreement, unless a request for non-renewal is given by Mr. Smith.  The Boards of Directors of the Company and Jefferson Federal have extended the term of Mr. Smith’s employment agreement through June 25, 2014.  The employment agreement provides that Mr. Smith’s base salary is to be reviewed annually.  Mr. Smith’s current base salary under the employment agreement is $210,000.  In addition to base salary, the employment agreement provides for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.  In addition, the agreement provides Mr. Smith with a bonus opportunity to earn up to 50% of his base salary, on an annual basis, if certain performance criteria are met.  The performance criteria and the amount of potential bonus are determined on an annual basis.  Mr. Smith’s employment agreement also provides for an annual supplemental retirement benefit of $15,083 payable each year over a 15 year period commencing in the year Mr. Smith attains age 65.  In addition, Mr. Smith’s employment agreement provides for a death benefit of not less than $350,000 through a supplemental life insurance policy.  Upon termination of employment from the Company or Jefferson Federal for any reason, Mr. Smith is subject to a two year non-competition agreement.  See “—Potential Post-Termination Benefits” below for a discussion of the benefits and payments Mr. Smith may receive upon the termination of his employment.

Jefferson Federal entered into two-year employment agreements with John W. Beard and Gary L. keys effective May 16, 2012.  Under the terms of the agreements, on the first anniversary of the effective date of the employment agreements and each anniversary thereafter, the Board of Directors of Jefferson Federal may extend the term of the agreements for an additional year, unless either executive elects not to renew his agreement by providing written notice to the Board of Directors.  On May 16, 2013, the Board of Directors extended the agreements for an additional year so that the agreements will now expire on May 16, 2015, unless otherwise extended.  Upon termination of the executives’ employment for any reason, the executives will be subject to a twelve month non-competition and non-solicitation restrictive covenant.

The employment agreements provide each executive with a base salary which is to be reviewed annually.  Messrs. Beard and Keys are currently receiving base salaries of $175,000 and $155,000, respectively.  In addition to base salary, the employment agreements with Messrs. Beard and Keys provide for, among other things, participation in incentive compensation plans, health and accident plans, pension and profit-sharing plans and medical plans that are made available to senior executives and key management employees.  See “—Potential Post-Termination Benefits” below for a discussion of the benefits and payments Messrs. Beard and Keys may receive upon the termination of their employment.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of June 30, 2013.  No stock options were exercised by our named executive officers during the 2013 fiscal year and no stock awards vested during the 2013 fiscal year.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Anderson L. Smith	69,875	—	$13.69	01/29/2014	—	$—
John W. Beard	—	10,000	1.97	07/26/2022	—	—
Gary L. Keys	—	10,000	1.97	07/26/2022	—	—

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plan.   Jefferson Federal maintains a supplemental executive retirement plan which provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula due to limitations imposed by the Internal Revenue Code.  The restorative payments under the supplemental executive retirement plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the employee stock ownership plan.  In addition to providing for benefits lost under the employee stock ownership plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a Change in Control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan.  See “—Potential Post-Termination Benefits” below for a more complete discussion of these benefits upon a change in control.

 The Board of Directors has designated Mr. Smith as a participant in the supplemental executive retirement plan and may designate other officers as participants in future years.

The following table provides information with respect to the above described supplemental executive retirement plan in which Anderson L. Smith participated during fiscal 2013.  No other named executive officers participated in the supplemental executive retirement plan during fiscal 2013.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Anderson L. Smith	Supplemental Executive Retirement Plan	—	$8,414

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause.  Under the terms of the employment agreements with Messrs. Smith, Beard and Keys, if an executive is terminated for cause, he will receive his base salary through the date of termination and retain the rights to any vested benefits under the Jefferson Federal tax-qualified plans.  In addition, Mr. Smith will retain all vested benefits under the supplemental executive retirement plan.  Each of the executives will also forfeit all rights to unvested and unexercised equity awards if they are terminated for cause.

Payments Upon Termination Without Cause or for Good Reason.  Under the terms of his employment agreement, if Mr. Smith resigns after specified circumstances that would constitute constructive termination, he (or, if he dies, his beneficiary) would be entitled to receive an amount equal to his base salary due for the remaining term of his agreement, and he will receive the contributions that would have been made on his behalf during the remaining term of his agreement to any of our employee benefit plans.  We would also continue and/or pay for Mr. Smith’s life, health and disability coverage for the remaining term of the employment agreement.  In addition, Mr. Smith would also be subject to a two year non-compete following termination of employment without cause or for Good Reason (as defined in Mr. Smith’s employment agreement).

Messrs. Smith, Beard and Keys would forfeit all unvested and unexercised equity awards in the event the executives terminated employment without cause or for Good Reason.

Payments Upon an Event of Termination.  Under the terms of the employment agreements with Messrs. Beard and Keys, upon the occurrence of an Event of Termination (as defined in the employment agreements) followed by Jefferson Federal’s termination of an executive’s employment or voluntary resignation by the executive due to a material reduction in the executive’s benefits and perquisites or any material breach of the agreement by Jefferson Federal, Messrs. Beard and Keys would each be entitled to a lump sum cash payment equal to twelve months’ base salary.  In addition, Jefferson Federal would continue to provide the executive with life, medical, dental and disability insurance coverage for a period of twelve months.

Payments Upon Disability.  If Mr. Smith becomes disabled and his employment terminates, he will receive disability pay equal to 75% of his weekly rate of base salary in effect as of the date of his termination of employment due to disability.  Mr. Smith is entitled to receive disability payments until the earlier of: (i) the date he returns for full employment with us; (ii) his death; or (iii) the date his employment agreement terminates.  All disability payments are reduced by the amount of any short-term or long-term disability benefits payable under our disability plans.  Mr. Smith would continue to receive insurance coverage for the earlier of the events stated above if employment termination occurs due to his disability.

If Messrs. Beard or Keys becomes disabled and the executive’s employment terminates, the executive will be entitled to the same disability benefits that are provided to all employees of Jefferson Federal.

Upon termination due to disability, outstanding stock options granted pursuant to our equity compensation plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options.  Restricted stock awards granted under the plan also vest in full upon termination due to disability.

Payments Made Upon Death.  Under the terms of the employment agreements with Messrs. Smith, Beard and Keys, the agreements terminate upon the executive’s death and the executive’s beneficiary or estate is entitled to receive the compensation due to the executive through the last day of the month of the executive’s death.  In addition, Mr. Smith’s beneficiary or estate would be entitled to a distribution of his accrued benefit under the supplemental executive retirement plan upon Mr. Smith’s death.

Upon termination due to death, outstanding stock options granted pursuant to our equity incentive plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options.  Restricted stock awards granted under the plan also vest in full upon death.

Payments Made Upon a Change in Control.  Mr. Smith’s employment agreement provides for severance payments and other benefits in the event Mr. Smith is terminated without cause or he elects to terminate his employment agreement with good reason (as defined in the agreement) in connection with any change in control of Jefferson Federal or Jefferson Bancshares.  In the event of a change in control (as defined in the agreement) followed by Mr. Smith’s voluntary (upon circumstances discussed in the agreement) or involuntary termination of employment, Mr. Smith (or his beneficiary) would be entitled to a severance payment equal to 2.99 times the average of his five preceding taxable years’ annual compensation (the “base amount”).  In addition, Mr. Smith is entitled to receive the contributions he would have received under our retirement programs for a period of 36 months, as well as health, life and disability coverage for that same time period.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control.  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and Jefferson Federal would not be entitled to deduct such an amount.  As a result, Mr. Smith’s employment agreement provides that the total value of the benefits provided and payments made to Mr. Smith in connection with a change in control may not exceed three times the executive’s base amount (the “280G Limit”).

We maintain a supplemental executive retirement plan that provides Mr. Smith with a cash payment in the event of a change in control equal to the benefit that he would have received under our employee stock ownership plan, had he remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on his behalf.  The plan also provides Mr. Smith with a stock benefit equal to the shares of our stock he would have received under our employee stock ownership plan had he not been limited by certain provisions of the Internal Revenue Code.

Under the terms of the employment agreements with Messrs. Beard and Keys the executives will receive a severance benefit upon an Event of Termination (as such term is defined in the agreements).  An Event of Termination includes termination of employment for reasons other than cause, retirement, death and disability and resignation from the Bank’s employment following (i) a material reduction in the benefits and perquisites provided to the executives, (ii) the liquidation or dissolution of the Bank; or (iii) a material breach of the agreement.  Upon the occurrence of any of these events in connection with a change in control the executives are entitled to twelve months’ base salary and continued health and welfare coverage for twelve months.

Under the terms of the ESOP, upon a change in control (as defined in the plan), the ESOP will terminate and the plan trustee will repay in full any outstanding acquisition loan.  After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the ESOP who were employed by us on the date immediately preceding the effective date of the change in control.  The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred.  Payments under our employee stock ownership plan are not categorized as parachute payments and, therefore, do not count towards an executive’s 280G Limit.

In the event of a change in control of Jefferson Bancshares or Jefferson Federal, outstanding stock options granted pursuant to our equity incentive plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options.  Restricted stock awards granted under the equity incentive plan would also vest in full upon a change in control.  The value of the accelerated options and restricted stock grants count towards each executive’s 280G Limit.

OTHER INFORMATION RELATING TO
DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Jefferson Bancshares common stock during the year ended June 30, 2013.

Policies and Procedures for Approval of Related Persons Transactions

Jefferson Bancshares maintains a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons.  Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•
any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit/Compliance Committee.  In determining whether to approve or ratify a related person transaction, the Audit/Compliance Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit/Compliance Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit/Compliance Committee, participate in some or all of the discussion.

Transactions with Related Persons

Loans and Extensions of Credit.  The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Jefferson Federal to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  Jefferson Federal is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit Jefferson Federal to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

The Company maintains a comprehensive written policy for the review, approval or ratification of all transactions with related persons.  In accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the Chief Executive Officer of the Company.  Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

SUBMISSION OF BUSINESS PROPOSALS AND SHAREHOLDER NOMINATIONS

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than June 6, 2013.  If next year’s annual meeting is held on a date more than 30 calendar days from October 31, 2014, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days prior to the date of the annual meeting; however, if less than 100 days’ notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders or public disclosure of the meeting date.  A copy of the Bylaws may be obtained from the Company.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors.  Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Jane P. Hutton, Corporate Secretary, Jefferson Bancshares, Inc., 120 Evans Avenue, Morristown, Tennessee 37814.  Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit/Compliance Committee.  All other communications should be sent to the attention of the Chairman of the Nominating/Corporate Governance Committee.

Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Shareholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All of the Company’s directors attended the Company’s 2012 Annual Meeting of Shareholders.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Jefferson Bancshares common stock.  In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Shareholders has been mailed to persons who were shareholders as of the close of business on September 6, 2013.  Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended June 30, 2013, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were shareholders as of the close of business on September 6, 2013 upon written request to Jane P. Hutton, Corporate Secretary, Jefferson Bancshares, Inc., 120 Evans Avenue, Morristown, Tennessee 37814.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jane P. Hutton
Jane P. Hutton
Chief Financial Officer, Treasurer and Corporate Secretary

Morristown, Tennessee
October 4, 2013

Appendix A

JEFFERSON BANCSHARES, INC.
COMPENSATION COMMITTEE CHARTER

I.	PURPOSE

The Compensation Committee (the “Committee”) of Jefferson Bancshares, Inc. (the “Corporation”) and Jefferson Federal Bank (the “Bank”) is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning.  It also deals with policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion.

II.	COMPOSITION

The Committee shall consist of three or more directors, each of whom shall satisfy the definition of independent director as defined in any qualitative listing requirements for Nasdaq Stock Market, Inc. issuers and any applicable Securities and Exchange Commission rules and regulations.  Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors.  Members shall serve until their successors are appointed.  The Committee’s Chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.  The Chief Executive Officer will meet often with the Committee, but the Chief Executive Officer will not be on the Committee or participate in all of its meetings and may not be present during voting or deliberation on his or her compensation.  The same is true of the Bank’s Human Resource Manager.

The Committee may form and delegate authority to subcommittees when appropriate.

III.	MEETINGS

The Committee shall meet at least annually, or more frequently as circumstances dictate.  The Committee Chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.  The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

IV.	RESPONSIBILITIES AND DUTIES

The principal responsibilities of the Committee are:

A.
Developing and monitoring human resource policies.  The Committee will develop human resource policies for the Corporation and the Bank and will monitor the Corporation and the Bank’s adherence to the policies on a continual basis.  The Bank’s human resource policies include the following:

1.	Employment Policies (Corporate handbook)
2.	Salary Administration Policy
3.	Family Medical Leave Act
4.	Americans with Disabilities Act
5.	Sexual Harassment Policy
6.	Discretionary Leave Policy

B.
Appraising the performance of the Chief Executive Officer.  The Committee will complete a written performance evaluation of the Chief Executive Officer in January of each year.  The Committee will meet with the Chief Executive Officer to discuss his or her strengths, weaknesses, review goals set at the beginning of the current year and to establish goals for the coming year.  The Committee will recommend to the Board of Directors in its February meeting the annual salary, bonus, stock options, and other benefits, direct and indirect, of the CEO.  In making its recommendation, the Committee will consider:

1.	The performance of the Corporation and the Bank;
2.	Shareholder return;
3.	The level of salary, bonus, stock options, and other benefits, direct and indirect, of the Chief Executive Officer relative to chief executive officers at comparable companies; and
4.	The level of salary, bonus, stock options, and other benefits, direct and indirect, given to the Chief Executive Officer in recent years.

The Committee will make recommendations to the Board of Directors in its February meeting regarding the extension of the employment agreements of the Chief Executive Officer and other senior officers.

C.
Preparation of report.  The Committee will prepare a report on executive compensation for inclusion in the Corporation’s annual meeting proxy statement, in accordance with applicable rules and regulations.

D.
Oversight of executive compensation programs.  The Committee will review on an annual basis the Corporation’s and the Bank’s executive compensation programs to determine that they are properly researched and coordinated.  In determining how corporate performance will be rewarded, the Committee will ensure that a significant portion of an executive’s compensation is connected to the long-term interest of the shareholders.  There will be an appropriate balance between short-term pay and long-term incentives.  An important responsibility of the Committee is the development of an appropriate balance while focusing on long-term shareholder value.

E.
Oversight of staff compensation programs.  The Committee will review on an annual basis the Bank’s salary administration program to determine that it is current and properly researched and coordinated.  The Committee will review recommendations from the Chief Executive Officer and Human Resource Manager concerning compensation adjustments and will then make recommendations to the Board of Directors.  The Committee’s review and Board of Director’s deliberation will occur in November of each year.

F.
Oversight of the performance incentive compensation plan. Prior to the beginning of each fiscal year, the Committee will review the Corporation’s stock option plans and the Bank’s performance incentive compensation plan to determine that they are properly structured to reward exceptional performance.  The Committee will consider the overall performance of the Corporation and the Bank and the cost of the performance incentive compensation plan to ascertain that shareholder value is being increased by exceptional performance.  The Committee will make recommendations to the Board of Directors regarding changes to the plan.  The Committee will also approve the pay-out of the plans after the Corporation’s and the Bank’s performance has been ratified by the external auditing firm.

G.
Oversight of staff benefit programs.  The Committee will review on a continual basis the Corporation’s and the Bank’s benefit programs to determine that they are current and properly coordinated.  The Committee will review recommendations from the Chief Executive Officer and Human Resources Manager concerning benefit program adjustments and will then make its recommendations to the Board of Directors.

H.
Oversight of 401(k) Plan.  The Committee will appoint the trustees of the Bank’s 401(k) Plan.  The Committee will monitor the Plan on a quarterly basis and will meet with the Plan administrator on an annual basis for adjustments or revisions.

I.
Oversight of executive development and management succession planning.  The Committee will review on an annual basis the executive development program facilitated by the Chief Executive Officer and managed by the Human Resource Manager.  The Committee will integrate management succession planning with the executive development program.

V.	EVALUATIONS

 Annually, the Committee shall conduct a performance evaluation and review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

VI.	COMMITTEE RESOURCES

 The Committee may, in its sole discretion, retain or obtain the advice of compensation consultants, legal counsel or other advisors as it deems necessary to carry out its duties; provided, however, that the Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor only after taking into consideration the factors set forth in Nasdaq Listing Rule 5605(d)(3)(D).  The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisor retained by the Committee.  The Committee shall be provided appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other advisor retained by the Committee.

Appendix B

JEFFERSON BANCSHARES, INC.
NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER

I.	Purpose

The primary objectives of the Nominating/Corporate Governance Committee (the “Committee”) are to assist the Board of Directors (the “Board”) of Jefferson Bancshares, Inc. (the “Company”) by: (i) identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each annual meeting of the Company’s stockholders; (ii) ensuring that the Audit/Compliance and Nominating/Corporate Governance Committees of the Board shall have the benefit of qualified and experienced “independent” directors; and (iii) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company.

II.	Organization

The Committee shall consist of three or more directors, each of whom shall satisfy the definition of independent director as defined in any qualitative listing requirements for Nasdaq Stock Market, Inc. issuers and any applicable Securities and Exchange Commission rules and regulations.

Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors.  Members shall serve until their successors are appointed.  The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairman by vote of a majority of the full Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

III.	Structure and Meetings

The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.  The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

IV.	Goals and Responsibilities

The Committee shall: (i) develop and recommend to the Board a Corporate Governance Policy (the “Policy”) applicable to the Company, and review and reassess the adequacy of such Policy annually and recommend to the Board any changes deemed appropriate; (ii) develop policies on the size and composition of the Board; (iii) review possible candidates for Board membership consistent with the Board’s criteria for selecting new directors; (iv) perform Board performance evaluations on an annual basis; (v) annually recommend a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of the Company’s stockholders; and (vi) generally advise the Board (as a whole) on corporate governance matters.

The Committee shall also advise the Board on (a) committee member qualifications, (b) committee member appointments and removals, (c) committee structure and operations (including authority to delegate to subcommittees), and (d) committee reporting to the Board.  The Committee shall maintain an orientation program for new directors and a continuing education program for all directors.

B-1

The Committee will annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

The Committee shall perform any other activities consistent with this charter, the Company’s bylaws and governing law and regulations as the Committee or the Board deems appropriate.

V.	Performance Evaluation

The Committee shall conduct an annual performance evaluation of the Board.  The evaluation shall be of the Board’s contribution as a whole and specifically review areas in which the Board and/or management believes a better contribution could be made.

VI.	Committee Resources

The Committee shall have the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors.  The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

B-2

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Wednesday, October 30, 2013. Broadridge Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting P. o. Box 1342 instruction form. Brentwood, nY 11717 ELECTRONIC DELIVERY OF FuTuRE SHAREHOLDER COmmuNICATIONS If you would like to reduce the costs incurred by Jefferson Bancshares, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, October 30, 2013. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY mAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M63401-P43113KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
JEFFERSON BANCSHARES, INC. For Withhold For All  To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR  number(s) of the nominee(s) on the line below. the following: !!! Item 1. Election of Directors Nominees: 01) Dr. Terry M. Brimer   02) H. Scott Reams The Board of Directors recommends you vote FOR proposals 2 and 3:For Against Abstain Item 2. The ratification of Craine, Thompson & Jones, P.C. as the independent registered public accounting firm for the fiscal year ending  ! ! ! June 30, 2014. Item 3. The approval of an advisory (non-binding) vote on the compensation of the Company's named executive officers. ! ! ! The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain Item 4. The approval of an advisory (non-binding) vote on the frequency of the shareholder vote on named executive officer compensation. ! ! ! ! The Board of Directors recommends you vote AGAINST the following proposal:For Against Abstain Item 5. The approval of a shareholder proposal, if properly presented at the meeting. ! ! ! Yes No Please indicate if you would like to keep your vote ! ! confidential under the current policy Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

JEFFERSON BANCSHARES, INC. – ANNuAL mEETING OF SHAREHOLDERS OCTOBER 31, 2013 PLEASE COmPLETE, DATE, SIGN AND mAIL THIS PROXY PROmPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. *** IF YOu WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRuCTIONS ON REVERSE SIDE *** YOuR VOTE IS ImPORTANT! IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET. PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or Internet must be cast prior to 11:59 p.m., Eastern Time, on Wednesday, October 30, 2013, and if you are sending instructions via the mail, they must be received by no later than October 30, 2013. Important Notice Regarding the Availability of Proxy materials for the Annual meeting: The Company's proxy statement and Annual Report on Form 10-K for the year ended June 30, 2013, are available at https://materials.proxyvote.com/472375 FOLD AND DETACH HERE IF YOu ARE RETuRNING YOuR PROXY CARD BY mAIL M63402-P43113 JEFFERSON BANCSHARES, INC. Annual meeting Of Shareholders October 31, 2013 This proxy is solicited by the Board of Directors The undersigned hereby appoints Dr. Jack E. Campbell and William T. Hale and each of them, with full power of substitution, to act as proxies for the undersigned and to vote all shares of common stock of Jefferson Bancshares, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on October 31, 2013, at 2:00 p.m. local time, in the Independence Room of Jefferson Federal Bank at 120 Evans Avenue, Morristown, Tennessee, and at any and all adjournments thereof, as described on the reverse side.THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BuT IF NO INSTRuCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED AS RECOmmENDED BY THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BuSINESS IS PRESENTED AT SuCH mEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JuDGmENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BuSINESS TO BE PRESENTED AT THE mEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AuTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOmINEES ARE uNABLE TO SERVE OR FOR GOOD CAuSE WILL NOT SERVE AND mATTERS INCIDENT TO THE CONDuCT OF THE mEETING. PLEASE SEE REVERSE SIDE FOR VOTING INSTRuCTIONS Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Thursday, October 24, 2013. Have Broadridge your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. P. o. Box 1342 Brentwood, nY 11717 ELECTRONIC DELIVERY OF FuTuRE SHAREHOLDER COmmuNICATIONS If you would like to reduce the costs incurred by Jefferson Bancshares, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, October 24, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY mAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M63403-P43113KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRuCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY JEFFERSON BANCSHARES, INC. For Withhold For All  To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR  number(s) of the nominee(s) on the line below. the following:  !!! Item 1. Election of Directors Nominees: 01) Dr. Terry M. Brimer   02) H. Scott Reams The Board of Directors recommends you vote FOR proposals 2 and 3:For Against Abstain Item 2. The ratification of Craine, Thompson & Jones, P.C. as the independent registered public accounting firm for the fiscal year ending  ! ! ! June 30, 2014. Item 3. The approval of an advisory (non-binding) vote on the compensation of the Company's named executive officers. ! ! ! The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain Item 4. The approval of an advisory (non-binding) vote on the frequency of the shareholder vote on named executive officer compensation. ! ! ! ! The Board of Directors recommends you vote AGAINST the following proposal:For Against Abstain Item 5. The approval of a shareholder proposal, if properly presented at the meeting. ! ! ! Yes No Please indicate if you would like to keep your vote ! ! confidential under the current policy Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

JEFFERSON BANCSHARES, INC. – ANNuAL mEETING OF SHAREHOLDERS OCTOBER 31, 2013 PLEASE COmPLETE, DATE, SIGN AND mAIL THIS VOTING INSTRuCTION CARD PROmPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. *** IF YOu WISH TO PROVIDE THE PLAN TRuSTEE WITH YOuR VOTING INSTRuCTIONS BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRuCTIONS ON REVERSE SIDE *** YOuR VOTE IS ImPORTANT! IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD IF YOU USE THE TELEPHONE OR INTERNET. PLEASE NOTE THAT THE LAST INSTRUCTIONS RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED. Your telephone or Internet voting instructions authorize the Trustee(s) to vote these ESOP shares in the same manner as if you marked, signed, dated and returned your voting instruction card. Please note all voting instructions provided via the telephone or Internet must be provided prior to 11:59 p.m., Eastern Time, on Thursday, October 24, 2013, and if you are sending instructions via the mail, they must be received by no later than October 24, 2013. FOLD AND DETACH HERE IF YOu ARE RETuRNING YOuR PROXY CARD BY mAIL M63404-P43113 JEFFERSON BANCSHARES, INC. Annual meeting Of Stockholders October 31, 2013 This Voting Instruction Card is solicited by the Board of Directors  The undersigned hereby directs the Plan Trustee(s) of the Jefferson Federal Bank 401(K) Plan to vote all shares of common stock of Jefferson Bancshares, Inc. credited to the undersigned's account, for which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on October 31, 2013, at 2:00 p.m., local time, in the Independence Room of Jefferson Federal Bank at 120 Evans Avenue, Morristown, Tennessee, and at any and all adjournments thereof, as described on the reverse side. PuRSuANT TO THE TERmS OF THE JEFFERSON FEDERAL BANK 401(K) PLAN, THIS VOTING INSTRuCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BuT IF NO INSTRuCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERmS OF THE 401(K) PLAN. PLEASE SEE REVERSE SIDE FOR VOTING INSTRuCTIONSContinued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Thursday, October 24, 2013. Have Broadridge your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  P. o. Box 1342 Brentwood, nY 11717 ELECTRONIC DELIVERY OF FuTuRE SHAREHOLDER COmmuNICATIONS If you would like to reduce the costs incurred by Jefferson Bancshares, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, October 24, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY mAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M63405-P43113KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRuCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY JEFFERSON BANCSHARES, INC. For Withhold For All  To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR  number(s) of the nominee(s) on the line below. the following:  !!! Item 1. Election of Directors Nominees: 01) Dr. Terry M. Brimer   02) H. Scott Reams The Board of Directors recommends you vote FOR proposals 2 and 3:For Against Abstain Item 2. The ratification of Craine, Thompson & Jones, P.C. as the independent registered public accounting firm for the fiscal year ending  ! ! ! June 30, 2014. Item 3. The approval of an advisory (non-binding) vote on the compensation of the Company's named executive officers. ! ! ! The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain Item 4. The approval of an advisory (non-binding) vote on the frequency of the shareholder vote on named executive officer compensation. ! ! ! ! The Board of Directors recommends you vote AGAINST the following proposal:For Against Abstain Item 5. The approval of a shareholder proposal, if properly presented at the meeting. ! ! ! Yes No Please indicate if you would like to keep your vote ! ! confidential under the current policy Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

JEFFERSON BANCSHARES, INC. – ANNuAL mEETING OF SHAREHOLDERS OCTOBER 31, 2013 PLEASE COmPLETE, DATE, SIGN AND mAIL THIS VOTING INSTRuCTION CARD PROmPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. *** IF YOu WISH TO PROVIDE THE PLAN TRuSTEE WITH YOuR VOTING INSTRuCTIONS BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRuCTIONS ON REVERSE SIDE *** YOuR VOTING INSTRuCTIONS ARE ImPORTANT! IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD IF YOU USE THE TELEPHONE OR INTERNET. PLEASE NOTE THAT THE LAST INSTRUCTIONS RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE INSTRUCTIONS FOLLOWED BY THE TRUSTEES. Your telephone or Internet voting instructions authorize the Trustee(s) to vote the shares in the same manner as if you marked, signed, dated and returned your voting instruction card. Please note all voting instructions provided via the telephone or Internet must be provided prior to 11:59 p.m., Eastern Time, on Thursday, October 24, 2013, and if you are sending instructions via the mail, they must be received by no later than October 24, 2013. FOLD AND DETACH HERE IF YOu ARE RETuRNING YOuR PROXY CARD BY mAIL M63406-P43113 JEFFERSON BANCSHARES, INC. Annual meeting Of Stockholders October 31, 2013 This Voting Instruction Card is solicited by the Board of Directors The undersigned hereby directs the Plan Trustee(s) of the Jefferson Federal Bank Employee Stock Ownership Plan (the "Plan") to vote all shares of common stock of Jefferson Bancshares, Inc. allocated to the undersigned's account for which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on October 31, 2013, at 2:00 p.m. local time, in the Independence Room of Jefferson Federal Bank at 120 Evans Avenue, Morristown, Tennessee, and at any and all adjournments thereof, as described on the reverse side. PuRSuANT TO THE TERmS OF THE ESOP, THIS VOTING INSTRuCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BuT IF NO INSTRuCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERmS OF THE PLAN. Continued and to be signed on reverse side